                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 CLARIFY INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                      LOGO

                                  CLARIFY INC.
                                2125 O'NEL DRIVE
                           SAN JOSE, CALIFORNIA 95131

April 28, 1998

TO THE STOCKHOLDERS OF CLARIFY INC.

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Clarify Inc. (the "Company"), which will be held at the offices of the Company, 2125 O'Nel Drive, San Jose, CA 95131, on Thursday, June 4, 1998, at 10:00 a.m.

     Details of the business to be conducted at the Annual Meeting are given in the attached Proxy Statement and Notice of Annual Meeting of Stockholders.

     It is important that your shares be represented and voted at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Returning the proxy does NOT deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

     On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company. We look forward to seeing you at the Annual Meeting.

                                          Sincerely,

                                          LOGO
                                          Anthony Zingale
                                          President and Chief Executive Officer

                                  CLARIFY LOGO

                                  CLARIFY INC.
                                2125 O'NEL DRIVE
                           SAN JOSE, CALIFORNIA 95131
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 4, 1998

     The Annual Meeting of Stockholders ("Annual Meeting") of Clarify Inc. (the "Company") will be held at the offices of the Company, 2125 O'Nel Drive, San Jose, CA 95131, on Thursday, June 4, 1998, at 10:00 a.m. for the following purposes:

          1. To elect five (5) directors of the Board of Directors to serve until the next Annual Meeting or until their successors have been duly elected and qualified;

          2. To approve an amendment to the Company's Employee Stock Purchase Plan, including an increase to the number of shares available for issuance thereunder, as set forth in the accompanying proxy;

          3. To ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent public accountants for the fiscal year ending December 31, 1998; and

          4. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     The foregoing items of business are more fully described in the attached Proxy Statement.

     Only stockholders of record at the close of business on April 6, 1998 are entitled to notice of, and to vote at the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company's headquarters located at 2125 O'Nel Drive, San Jose, California, during ordinary business hours for the ten-day period prior to the Annual Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          ZINGALE SIG.
                                          Anthony Zingale
                                          President and Chief Executive Officer

San Jose, California
April 28, 1998

                                   IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

                                  CLARIFY INC.
                                2125 O'NEL DRIVE
                           SAN JOSE, CALIFORNIA 95131
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 4, 1998

     These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Clarify Inc., a Delaware corporation (the "Company"), for the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the offices of the Company, 2125 O'Nel Drive, San Jose, CA 95131, on Thursday, June 4, 1998, at 10:00 a.m., and at any adjournment or postponement of the Annual Meeting. These proxy materials were first mailed to stockholders on or about April 28, 1998.

                               PURPOSE OF MEETING

     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

     The Company's Common Stock is the only type of security entitled to vote at the Annual Meeting. On April 6, 1998, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 21,415,750 shares of Common Stock outstanding. Each stockholder of record on April 6, 1998 is entitled to one vote for each share of Common Stock held by such stockholder on April 6, 1998. Shares of Common Stock may not be voted cumulatively. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

QUORUM REQUIRED

     The Company's bylaws provide that the holders of a majority of the Company's Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

VOTES REQUIRED

     Proposal 1. Directors are elected by a plurality of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. The five (5) nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes are not counted toward a nominee's total. Stockholders may not cumulate votes in the election of directors.

     Proposal 2. Approval of the adoption of the amendment to the Company's Employee Stock Purchase Plan requires the affirmative vote of a majority of those shares present in person or represented by proxy, and entitled to vote at the Annual Meeting. Abstentions are not affirmative votes and, therefore, will have the same effect as a vote against the proposal. Broker non-votes will not be treated as entitled to vote on the matter and thus, will not affect the outcome of the voting on the proposal.

     Proposal 3. Ratification of the appointment of Coopers & Lybrand L.L.P. as the Company's independent public accountants for the fiscal year ending December 31, 1998 requires the affirmative vote of a majority of those shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be treated as entitled to vote on the proposal.

PROXIES

     Whether or not you are able to attend the Company's Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Company's Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR the proposals set forth in this Proxy Statement and in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting. You may also revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company's principal executive offices before the beginning of the Annual Meeting. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

SOLICITATION OF PROXIES

     The Company will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional soliciting material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services. The Company has also retained Corporate Investor Communications, Inc. ("CIC") to assist in the solicitation of proxies. CIC will receive a fee for such services of approximately $4,500 plus out-of-pocket expenses, which will be paid by the Company. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The proxy holders intend to vote all proxies received by them in the accompanying form FOR the Nominees listed below unless otherwise instructed. In the event any Nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any Nominee who is unable or will decline to serve as a director. The bylaws of the Company provide that the authorized number of directors of the Company shall be set by resolution of the Board of Directors. As of the date of this Proxy Statement, the number of directors presently authorized by the Board of Directors is six
(6) directors. One of the present directors of the Company, Frederick Fluegel, will not be standing for re-election at the Annual Meeting and his term will expire upon the date of the Annual Meeting. The Board of Directors has adopted a resolution, effective upon the date of the Annual Meeting, that reduces the authorized number of directors of the Company to five (5). The directors who are being nominated for election to the Board of Directors (the "Nominees"), their ages as of April 6, 1998, their positions and offices held with the Company and certain biographical information are set forth below. The five (5) Nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company to serve until the next Annual Meeting or until their successors have been duly elected and qualified.

                 NOMINEES               AGE           POSITIONS AND OFFICES HELD WITH THE COMPANY
                 --------               ---           -------------------------------------------
    David A. Stamm....................  45         Chairman of the Board
    Anthony Zingale(1)................  42         President, Chief Executive Officer and Director
    Thomas H. Bredt(2)................  57         Director
    Mary Jane Elmore(3)...............  44         Director
    James L. Patterson(2)(3)..........  60         Director

---------------
(1) Member of Stock Option Committee

(2) Member of Compensation Committee

(3) Member of Audit Committee

     Mr. Stamm co-founded the Company in August 1990 and served as President and Chief Executive Officer of the Company until March 1998. In March 1998, Mr. Stamm was appointed Chairman of the Board of the Company. Mr. Stamm also co-founded Daisy Systems Corporation ("Daisy"), a computer-aided engineering hardware and software company, in August 1980, and served in a variety of executive positions with Daisy through late 1988, most recently as Executive Vice President, and served as a director until late 1989. Prior to joining Daisy, Mr. Stamm was employed by Intel Corporation, a semiconductor company, for seven years. Mr. Stamm holds a B.S.E.E. degree from Purdue University and holds a patent on single-chip microprocessor technology.

     Mr. Zingale was named President and Chief Executive Officer of the Company in March 1998. Prior to joining the Company, Mr. Zingale was at Cadence Design Systems ("Cadence") from May 1989 to November 1997, serving as senior vice president of worldwide marketing and in a variety of other executive positions. Prior to joining Cadence, Mr. Zingale was vice president of marketing at EDA Systems, Inc., a Santa Clara, California, start-up that was acquired by Digital Equipment Corporation, and held a variety of positions with Daisy and Intel Corporation. Mr. Zingale holds a B.S. degree in electrical and computer engineering and a B.A. degree in business administration from the University of Cincinnati.

     Mr. Bredt has been a director of the Company since February 1991. Since April 1986, Mr. Bredt has been a general partner and managing member of several venture capital investment partnerships, known collectively as Menlo Ventures. Mr. Bredt is also a director of FlexiInternational Software, Inc., an accounting software company, Interlink Computer Services, Inc., a computer software and hardware company, and Red Brick Systems, Inc., a data warehousing company. Mr. Bredt holds a B.S.E. degree in science engineering from the University of Michigan, an M.E.E. degree in electrical engineering from New York University and a Ph.D. degree in computer science from Stanford University.

     Ms. Elmore has been a director of the Company since February 1991. Since 1983, Ms. Elmore has been a general partner of Institutional Venture Management, the general partner of several Institutional Venture Partners venture capital investment partnerships. Ms. Elmore is also a director of Storm Technology, Inc., a provider of digital photo solutions. Ms. Elmore holds a B.S. degree in mathematics from Purdue University and an M.B.A. from Stanford University.

     Mr. Patterson served as Chairman of the Board of the Company from April 1991 to March 1998. Mr. Patterson is also a director of Aspect
Telecommunications Corp., a provider of call transmission processing systems, and a director of several private companies. Mr. Patterson has been an independent consultant since June 1987. Mr. Patterson holds a B.S.E.E. degree in electrical engineering from the University of Colorado.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     During the fiscal year ended December 31, 1997, the Board of Directors held nine meetings. For the fiscal year, each of the directors during the term of their tenure attended or participated in at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings or actions by written consent of all committees of the Board of Directors on which each such director served.

The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee, and the Stock Option Committee.

     During the fiscal year ended December 31, 1997, the Audit Committee of the Board of Directors met two times. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's auditors, the scope of the annual audits, fees to be paid to the Company's auditors, the performance of the Company's auditors and the accounting practices of the Company. The members of the Compensation Committee for the fiscal year ended December 31, 1997 are Ms. Elmore and Mr. Fluegel. Mr. Patterson was appointed to the Audit Committee in March, 1998.

     During the fiscal year ended December 31, 1997, the Compensation Committee of the Board of Directors met twice and acted by unanimous written consent five times. The Compensation Committee reviews the performance of the executive officers of the Company and reviews the compensation programs for other key employees, including salary and cash bonus levels and administers the 1995 Stock Option/Stock Issuance Plan. The members of the Compensation Committee are Messrs. Bredt and Patterson.

     During the fiscal year ended December 31, 1997, the Stock Option Committee of the Board of Directors acted by written consent 99 times. The Stock Option Committee has the authority to make option grants under the 1995 Stock Option/Stock Issuance Plan to non-officers of the Company. The sole member of the Stock Option Committee during 1997 was Mr. David Stamm. Effective March 20, 1998, Mr. Anthony Zingale was elected the sole member of the Stock Option Committee.

DIRECTOR COMPENSATION

     Except for grants of stock options, directors of the Company generally do not receive compensation for services provided as a director. The Company also does not pay compensation for committee participation or special assignments of the Board of Directors, except for reimbursement of their expenses in attending Board and committee meetings.

     Non-employee Board members are eligible for option grants pursuant to the provisions of the Automatic Option Grant Program under the Company's 1995 Stock Option/Stock Issuance Plan ("Option Plan"). On June 11, 1997, Messrs. Patterson, Bredt, and Fluegel and Ms. Elmore were each granted an option to purchase 6,000 shares at an exercise price of $11.4843 per share and each, other than Mr. Fluegel, will be granted an additional option for 6,000 shares on the date of the Annual Meeting under the Automatic Option Grant Program. Under the Automatic Option Grant Program, each individual who becomes a non-employee Board member, whether through election by the stockholders or appointment by the Board, will automatically be granted, at the time of such initial election or appointment, a non-statutory stock option to purchase 10,000 shares of Common Stock. On the date of each Annual Stockholders Meeting beginning with the 1996 Annual Meeting, each individual who continues to serve as a non-employee Board member will receive an additional grant of a non-statutory stock option under the Option Plan to purchase 6,000 shares of Common Stock, provided such individual has been a member of the Board for at least six months.

     Non-employee members of the Board not serving on the Compensation Committee and directors who are employees of the Company are eligible to receive options and be issued shares of Common Stock directly under the Option Plan. A director who is also an employee of the Company is eligible to participate in the Company's Employee Stock Purchase Plan and, if an executive officer of the Company, the Executive Bonus Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED HEREIN.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of April 6, 1998, certain information with respect to shares beneficially owned by (i) each person who is known by the Company to be the beneficial owner of more than five percent of the Company's outstanding shares of Common Stock, (ii) each of the Company's directors and the executive officers named in the Summary Compensation Table and (iii) all directors and executive officers as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within (60) days of the date as of which the information is provided and in computing the percentage owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date.

  5% STOCKHOLDERS, DIRECTORS, NAMED OFFICERS     SHARES BENEFICIALLY        PERCENT BENEFICIALLY
     AND OFFICERS AND DIRECTORS AS A GROUP            OWNED(1)                    OWNED(1)
  ------------------------------------------     -------------------        --------------------
Franklin Resources, Inc........................       1,767,900                     8.26%
David A. Stamm(2)..............................       1,628,122                     7.60
  c/o Clarify Inc.
  2125 O'Nel Drive
  San Jose, California 95131
Thomas H. Bredt(3).............................          86,715                        *
Mary Jane Elmore(4)............................         937,584                     4.37
Frederick Fluegel(5)...........................         172,382                        *
James L. Patterson(6)..........................         208,974                        *
Donna J.H. Novitsky(7).........................         268,415                     1.25
Randy Raynor(8)................................         178,579                        *
Ray M. Fritz...................................          40,352                        *
Robert A. Spinner(9)...........................         130,610                        *
Christopher C. Liotta(10)......................         120,913                        *
All officers and directors as a group(11)......       3,893,057                    17.83
  (13 persons)

---------------
  *  Less than 1%

 (1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock.

 (2) Includes 20,000 shares of Common Stock issuable pursuant to options exercisable within 60 days of April 6, 1998.

 (3) Includes 22,000 shares of Common Stock issuable pursuant to currently exercisable options.

 (4) Includes (i) 22,000 shares of Common Stock issuable pursuant to currently exercisable options; (ii) 349,176 shares held by Institutional Venture Partners IV ("IVP IV"); (iii) 5,318 shares held by Institutional Venture Management IV ("IVM IV"); (iv) 380,000 shares held by Institutional Venture Partners VII ("IVP VII"); and (v) 6,000 shares held by Institutional Venture Management VII ("IVM VII"). Ms. Elmore, a director of the Company, is a general partner of IVM IV, which is the general partner of IVP IV and a general partner of IVM VII, which is the general partner of IVP VII. Ms. Elmore disclaims beneficial ownership of shares held by IVP IV and IVP VII and persons and entities affiliated therewith except to the extent of her pecuniary interest in IVP IV and IVP VII.

 (5) Includes 22,000 shares of Common Stock issuable pursuant to options exercisable within 60 days of April 6, 1998.

 (6) Includes 22,000 shares of Common Stock issuable pursuant to options exercisable within 60 days of April 6, 1998.

 (7) Includes 16,666 shares of Common Stock issuable pursuant to options exercisable within 60 days of April 6, 1998.

 (8) Includes 75,800 shares of Common Stock issuable pursuant to options exercisable within 60 days of April 6, 1998.

 (9) Includes 102,640 shares of Common Stock issuable pursuant to options exercisable within 60 days of April 6, 1998.

(10) Includes 33,332 shares of Common Stock issuable pursuant to options exercisable within 60 days of April 6, 1998.

(11) Includes 417,132 shares of Common Stock issuable pursuant to options exercisable within 60 days of April 6, 1998.

                         COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Company's Board of Directors (the "Compensation Committee") has the exclusive authority to establish the level of base salary payable to the Chief Executive Officer ("CEO") and the executive officers of the Company and to administer the Company's 1995 Stock Option/ Stock Issuance Plan ("Option Plan") and Employee Stock Purchase Plan. In addition, the Committee has the responsibility for approving the individual bonus programs to be in effect for the CEO and the other executive officers and certain key employees each fiscal year.

     For the 1997 fiscal year, the process utilized by the Committee in determining executive officer compensation levels took into account both qualitative and quantitative factors. Among the factors considered by the Committee were survey data disclosing executive compensation programs in place at similar-size companies and the recommendations of the Company's CEO. However, the Committee made the final compensation decisions concerning such officers.

     General Compensation Policy. The Committee's fundamental policy is to offer the Company's executive officers competitive compensation opportunities based upon overall Company performance, their individual contribution to the financial success of the Company and their personal performance. It is the Committee's objective to have a substantial portion of each officer's compensation contingent upon the Company's performance, as well as upon his or her own level of performance. Accordingly, each executive officer's compensation package consists of: (i) base salary, (ii) cash bonus awards and (iii) long-term stock-based incentive awards.

     Base Salary. The base salary for each executive officer is set on the basis of personal performance and the salary level in effect for comparable positions at companies that compete for executive talent on the basis of executive management surveys conducted by the Company.

     Annual Cash Bonuses. Each executive officer has an established target. The annual pool of bonuses for executive officers is determined on the basis of the Company's achievement of the financial performance targets established at the start of the fiscal year, a range for the executive's contribution and a measure of customer satisfaction. For the 1997 fiscal year, no bonuses were paid to the executive officers because the Company did not achieve its performance targets. Each year, the annual incentive plan is reevaluated with a new achievement threshold and new targets for revenue and profit.

     Long-Term Incentive Compensation. During fiscal 1997, the Committee, in its discretion, made option grants to Messrs. Stamm, Raynor, Spinner, Liotta, and Ms. Novitsky under the Option Plan. Generally, a significant grant is made in the year that an officer commences employment and no grant is made in the second year. Grants may or may not be made in subsequent years. Generally, the size of the initial grant and each subsequent grant is set at a level that the Committee deems appropriate to create a meaningful opportunity for stock ownership based upon the individual's position with the Company, the individual's potential for future responsibility and promotion and, for subsequent grants, the individual's performance in the recent period and the number of unvested options held by the individual at the time of the new grant. The relative weight given to each of these factors will vary from individual to individual at the Committee's discretion.

     Each grant allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time. The option vests in periodic installments over a two to five year period, contingent upon the executive officer's continued employment with the Company and the vesting schedule is adjusted to reflect existing grants to ensure a meaningful incentive in each year following the year of grant. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company's employ, and then only if the market price of the Company's Common Stock appreciates over the option term.

     CEO Compensation. The annual base salary for Mr. Stamm, the Company's President and Chief Executive Officer during fiscal year 1997, was established by the Committee in February 1994 and increased in March 1997. The Committee's decision was made primarily on the basis of Mr. Stamm's personal performance of his duties.

     The remaining components of the Chief Executive Officer's 1997 fiscal year incentive compensation were entirely dependent upon the Company's financial performance and provided no dollar guarantees. No bonus was paid to the Chief Executive Officer for fiscal year 1997 based on the same incentive plan as all other officers. An option grant was made to the Chief Executive Officer during the 1997 fiscal year and was intended to reflect his years of service with the Company and to place a significant portion of his total compensation at risk, because the options will have no value unless there is appreciation in the value of the Company's Common Stock over the option term.

     Tax Limitation. Under the Federal tax laws, a publicly-held company such as the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any year. To qualify for an exemption from the $1 million deduction limitation, the stockholders were asked to approve a limitation under the Company's Option Plan on the maximum number of shares of Common Stock for which any one participant may be granted stock options over the term of the Option Plan. Because this limitation was adopted, any compensation deemed paid to an executive officer when he exercises an outstanding option under the Option Plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation that will not be subject to the $1 million limitation. Since it is not expected that the cash compensation to be paid to the Company's executive officers for the 1997 fiscal year will exceed the $1 million limit per officer, the Committee will defer any decision on whether to limit the dollar amount of all other compensation payable to the Company's executive officers to the $1 million cap.

                                          Compensation Committee

                                          Thomas H. Bredt
                                          James L. Patterson

               COMPENSATION COMMITTEE REPORT ON REPRICED OPTIONS

     On May 9, 1997, the Compensation Committee of the Board of Directors approved a plan pursuant to which certain officers and employees were allowed to exchange options with exercise prices ranging from $15.00 to $51.88 for new options having exercise prices equal to $13.50, the then current fair market value of the Common Stock. Each repriced option retained its original vesting schedule except that no portion of the option could be exercised prior to December 9, 1997 and no vesting accrued between May 9, 1997 and December 9, 1997. Certain options granted within 12 months of May 9, 1997 were subject to a longer vesting schedule. Approximately 1,008,000 stock options were repriced pursuant to this program.

     The objectives of the Company's 1995 Stock Option/Stock Issuance Plan (the "Option Plan") are to promote the interests of the Company by providing employees, non-employee directors and consultants or independent contractors an incentive to acquire a proprietary interest in the Company and to continue to render services to the Company. The Compensation Committee further believes that, at their original exercise prices, the disparity between the exercise price of these options and recent market prices for the Common Stock did not provide meaningful incentives to the officers and employees holding the options. The Committee concluded that such option grants seriously undermined the specific objectives of the Option Plan and should be canceled and replaced. A review of other companies in the software industry indicates that some of these companies have been confronted with this problem and have made similar adjustments in option prices to motivate their employees. In making this decision, the Committee also considered the fairness of such a determination in relation to other stockholders. In the opinion of the Committee, the stockholders' long-term best interests were clearly served by the retention and motivation of the optionees.

                                          Compensation Committee

                                          Thomas H. Bredt
                                          James L. Patterson

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Company's Board of Directors was formed in July 1993, and the members of the Compensation Committee are Messrs. Patterson and Bredt. Neither of these individuals was at any time during 1997, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

                            STOCK PERFORMANCE GRAPH

     The graph set forth below compares the cumulative total stockholder return on the Company's Common Stock between November 3, 1995 (the date the Company's Common Stock commenced public trading) and December 31, 1997 with the cumulative total return of (i) the CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Stock Market-U.S. Index") and (ii) the Hambrecht & Quist Software Sector Index (the "H&Q Software Sector Index"), over the same period. This graph assumes the investment of $100.00 on November 3, 1995 in the Company's Common Stock, the Nasdaq Stock Market-U.S. Index and the H&Q Software Sector Index, and assumes the reinvestment of dividends, if any.

     The comparisons shown in the graph below are based upon historical data and the Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company's Common Stock. Information used in the graph was obtained from Hambrecht & Quist LLC, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

           COMPARISON OF CUMULATIVE TOTAL RETURN AMONG CLARIFY INC.,
      THE NASDAQ STOCK MARKET-U.S. INDEX AND THE H&Q SOFTWARE SECTOR INDEX

                                                                                   H&Q
        MEASUREMENT PERIOD                                NASDAQ STOCK          COMPUTER
      (FISCAL YEAR COVERED)           CLARIFY INC.        MARKET (U.S.)         SOFTWARE
11/3/95                                    100                 100                 100
12/95                                      135                  99                  96
12/96                                      431                 122                 116
12/97                                      104                 149                 140

     Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report and Stock Performance Graph are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

     The following Summary Compensation Table sets forth the compensation earned by the Company's Chief Executive Officer and four (4) other executive officers who were serving as such at the end of the fiscal year each of whose salary and bonus for fiscal year 1997 exceeded $100,000 for services rendered in all capacities to the Company and its subsidiaries for that fiscal year and one other individual who was no longer an executive officer on December 31, 1997 but whose salary and bonus for 1997 exceeded $100,000 (collectively, the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM
                                                                   COMPENSATION AWARDS
                                          ANNUAL COMPENSATION     ---------------------
                                        -----------------------   SECURITIES UNDERLYING        ALL OTHER
  NAME AND PRINCIPAL POSITION    YEAR   SALARY ($)    BONUS ($)        OPTIONS (#)        COMPENSATION (1)($)
  ---------------------------    ----   ----------    ---------   ---------------------   -------------------
David A. Stamm.................  1997    174,923             0           135,000(3)               468
  President and Chief            1996    173,269       111,540            35,000                  336
  Executive Officer(2)           1995    139,706       158,834            20,000                  600
Donna J. H. Novitsky...........  1997    149,903             0            55,000(3)               432
  Former Vice President,         1996    139,850        55,770            15,000                  313
  Marketing                      1995    130,311        57,949            16,666                  626
Randy Raynor...................  1997    149,980             0            25,000(3)               456
  Vice President,                1996    149,623        59,826             5,000                  339
  Research and Development(4)    1995    141,006        62,705            80,000                  677
Robert A. Spinner..............  1997    340,902(5)          0           102,500(3)               432
  Senior Vice President,         1996    308,426(5)     27,040            22,500                  327
  Worldwide Sales                1995    296,695(5)     47,750            33,332                  670
Christopher C. Liotta..........  1997    149,903             0            45,000(3)               432
  Former Vice President,         1996    139,811        55,770            20,000                  313
  Customer Service and Support   1995    130,429        68,001            16,666                  626
Ray M. Fritz(6)................  1997    147,501             0            15,000(3)               432
  Former Vice President,         1996    143,129        56,784            15,000                  313
  Finance and Chief Financial    1995    128,422        83,751            13,332                  626
  Officer

---------------
(1) Represents life insurance premiums paid by the Company.

(2) Effective March 2, 1998, Anthony Zingale became President and Chief Executive Officer and Mr. Stamm became Chairman of the Board.

(3) Each of the options granted to the Named Officers in 1996 were canceled and subsequently regranted on May 9, 1997. Accordingly, a portion of the options shown as granted in 1997 replace the options granted in 1996.

(4) Effective March 2, 1998, Mr. Raynor became Chief Technology Officer.

(5) Includes commissions of $159,094 earned in 1997, $131,083 earned in 1996, and $57,200 earned in 1995.

(6) Mr. Fritz terminated employment effective on December 15, 1997.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table contains information concerning the stock option grants made to each of the Named Officers in fiscal year 1997. No stock appreciation rights were granted to these individuals during such year.

                                                  INDIVIDUAL GRANT                              POTENTIAL
                                          ---------------------------------                REALIZABLE VALUE AT
                            NUMBER OF                                                        ASSUMED ANNUAL
                            SECURITIES                                                       RATES OF STOCK
                            UNDERLYING      % OF TOTAL                                     PRICE APPRECIATION
                             OPTIONS      OPTIONS GRANTED      EXERCISE                    FOR OPTION TERM(4)
                             GRANTED       TO EMPLOYEES         OR BASE       EXPIRATION   -------------------
          NAME                (#)(1)       IN 1997(2)(%)    PRICE($/SH)(3)       DATE       5%($)     10%($)
          ----             ------------   ---------------   ---------------   ----------   -------   ---------
David A. Stamm...........     29,628          1.3013            13.5000          5/9/07    251,544     637,462
                               5,372          0.2360            13.5000          5/9/07     45,609     115,581
                             100,000          4.3923            11.0625        12/22/07    695,715   1,763,077

Donna J.H. Novitsky......     15,000          0.6588            13.5000          5/9/07    127,351     322,733
                              16,359          0.7185            11.0625        12/22/07    113,812     288,422
                              23,641          1.0384            11.0625        12/22/07    164,474     416,809

Randy Raynor.............      5,000          0.2196            13.5000          5/9/07     42,450     107,578
                              20,000          0.8785            11.0625        12/22/07    139,143     352,616

Robert A. Spinner........     43,126          1.8942             7.0000         4/21/07    189,852     481,122
                               6,874          0.3019             7.0000         4/21/07     30,261      76,688
                              20,971          0.9211            13.5000          5/9/07    178,045     451,202
                               1,529          0.0672            13.5000          5/9/07     12,981      32,897
                              30,000          1.3177            11.0625        12/22/07    208,714     528,923

Christopher C. Liotta....     20,000          0.8785            13.5000          5/9/07    169,802     430,310
                               9,502          0.4174            11.0625        12/22/07     66,107     167,528
                              15,498          0.6807            11.0625        12/22/07    107,822     273,242

Ray M. Fritz.............     15,000          0.6588            13.5000          5/9/07    127,351     322,732

---------------
(1) Options become exercisable to the extent of 25% after one year from the vesting commencement date and the remainder in a series of equal monthly installments over a period of 36 months. The plan administrator has the discretionary authority to reprice the options through the cancellation of those options and the grant of replacement options with an exercise price based on the fair market value of the option shares on the regrant date. The option will become fully exercisable and any unvested option shares will vest immediately upon an acquisition of the Company by merger or asset sale unless assumed or replaced by the acquiring entity. Any options which are assumed or replaced in the transaction and do not otherwise accelerate at that time shall automatically accelerate (and any unvested option shares which do not otherwise vest at that time shall automatically vest) in the event the optionee's service terminates by reason of an involuntary or constructive termination within 18 months following the transaction. The options have a maximum term of 10 years measured from the option grant date, subject to earlier termination in the event of the optionee's cessation of service with the Company.

(2) The Company granted options to employees to purchase 2,276,729 shares of Common Stock in 1997.

(3) The exercise price for each option may be paid in cash, in shares of Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares, together with any federal and state income tax liability incurred by the optionee in connection with such exercise.

(4) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the Commission. There is no assurance that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from option grants made to the executive officers.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information concerning the shares acquired and the value realized upon the exercise of stock options during fiscal year 1997 and the year-end number and value of unexercised options with respect to each of the Named Officers. No stock appreciation rights were exercised by the Named Officers in fiscal year 1997 or were outstanding at the end of that year.

                                                                    NUMBER OF
                                                              SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                               UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                              SHARES                              AT FY-END (#)               AT FY-END ($)(2)
                           ACQUIRED ON        VALUE        ---------------------------   ---------------------------
          NAME             EXERCISE (#)   REALIZED($)(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----             ------------   --------------   -----------   -------------   -----------   -------------
David A. Stamm...........          0                0         6,667         148,333         72,504        201,247
Donna J.H. Novitsky......          0                0             0          71,666              0        203,743
Randy Raynor.............      3,000           62,250        29,133          71,667        316,821        518,754
Robert A. Spinner........     17,500          214,875        47,293         164,305        516,892        897,079
Christopher C. Liotta....          0                0        16,667          61,666        134,370        148,432
Ray M. Fritz.............     75,050        2,403,476         6,666               0         53,745              0

---------------
(1) Based on the fair market value of the Company's Common Stock on the date of exercise, less the exercise price payable for such shares.

(2) Based on the fair market value of the Company's Common Stock at year-end of $11.625 per share less the exercise price payable for such shares.

                           TEN-YEAR OPTION REPRICINGS

                                                                                                        LENGTH OF
                                       SECURITIES                                                    ORIGINAL OPTION
                                       UNDERLYING                       EXERCISE PRICE                    TERM
                                        NUMBER OF    MARKET PRICE OF      AT TIME OF                    REMAINING
                                         OPTIONS     STOCK AT TIME OF    REPRICING OR                  AT DATE OF
                                       REPRICED OR     REPRICING OR       AMENDMENT      EXERCISE     REPRICING OR
         NAME               DATE       AMENDED (#)    AMENDMENT ($)          ($)         PRICE ($)      AMENDMENT
         ----            -----------   -----------   ----------------   --------------   ---------   ---------------
David Stamm............  May 9, 1997     35,000           13.50             51.88          13.50        115 mos.
Donna J.H. Novitsky....  May 9, 1997     15,000           13.50             51.88          13.50        115 mos.
Randy Raynor...........  May 9, 1997      5,000           13.50             51.88          13.50        115 mos.
Robert A. Spinner......  May 9, 1997     22,500           13.50             51.88          13.50        115 mos.
Christopher C.
  Liotta...............  May 9, 1997     20,000           13.50             51.88          13.50        115 mos.
Ray M. Fritz...........  May 9, 1997     15,000           13.50             51.88          13.50        115 mos.
Samuel Rahmil..........  May 9, 1997     10,000           13.50             51.88          13.50        115 mos.
Laraine Sanford........  May 9, 1997     80,000           13.50             21.38          13.50        111 mos.

EXECUTIVE OFFICERS

     Executive officers of the Company are appointed by the Board of Directors and serve at the discretion of the Board of Directors. The executive officers of the Company as of April 6, 1998 are as follows:

                 OFFICERS                    AGE      POSITIONS AND OFFICES HELD WITH THE COMPANY
                 --------                    ---      -------------------------------------------
Anthony Zingale............................  42     President, Chief Executive Officer and Director
Robert A. Spinner..........................  40     Senior Vice President of Worldwide Sales
Tanya Johnson..............................  44     Senior Vice President of Engineering
Randy Raynor...............................  49     Chief Technology Officer
Samuel Rahmil..............................  44     Vice President of Customer Services
Laraine Sanford............................  48     Vice President of Human Resources

     Mr. Spinner has been Senior Vice President of Worldwide Sales at the Company since January, 1997, having joined the Company in January 1995 as Vice President of Sales. From October 1988 to December 1994, Mr. Spinner served as Director of Western Region Sales for Sybase, Inc., a data management company. Mr. Spinner has a B.A. in mathematics from Washington University.

     Ms. Johnson has been Senior Vice President of Engineering since joining the Company in April 1997. Previously, Ms. Johnson was Senior Director of Groupware Development at Oracle Corporation, a software company, from February 1992 to February 1997. From 1987 to 1992, Ms. Johnson worked at Wang Laboratories, Inc., a global network and desktop and integration services company. Ms. Johnson holds a B.S. degree in mathematics and an M.S. degree in statistics from Oklahoma State University.

     Mr. Raynor was appointed Chief Technology Officer in March 1998, having joined the Company in September 1992 as Vice President of Engineering. From August 1991 to August 1992, Mr. Raynor was Vice President of Engineering at Alisa Systems, a client-server software company. Prior to joining Alisa Systems, Mr. Raynor was Vice President of Engineering at Computer Associates, a software company supporting mainframe computers, and Inference Corporation, a company that offers consulting, support and training services to enable companies to improve customer service. Mr. Raynor also worked as Development Manager at Texas Instruments, Inc., a diversified electronics manufacturer. Mr. Raynor has a B.S. in computer science from North Carolina State University and a M.S. and Ph.D. in computer science from Georgia Institute of Technology.

     Mr. Rahmil was appointed Vice President of Customer Services in March 1998. Mr. Rahmil joined the Company in March 1992 as Manager of Product Quality Assurance. In August 1995, he was promoted to Vice President of Product Quality Assurance, having served as Director of Product Quality Assurance previously. From August 1991 to March 1992, Mr. Rahmil was employed as a Senior Test Engineer by Netlabs, a software development company. From 1987 to 1991, Mr. Rahmil also worked as a Senior Test Engineer and Test Manager at Convergent Technologies, a computer system manufacturer. Mr. Rahmil has a B.A. in computer science and mathematics from Ben Gurion University of Negev, Beer-Sheva, Israel.

     Ms. Sanford has been Vice President of Human Resources at the Company since joining in August 1996. From September 1993 to July 1996, Ms. Sanford was Vice President of Human Resources at Spectrian, Inc., a telecommunications company. Ms. Sanford has a B.S. in Business Administration from the University of San Francisco.

EMPLOYMENT AGREEMENTS

     On February 23, 1998, the Company entered into an employment agreement with Anthony Zingale, the Company's President and Chief Executive Officer. The agreement provides for accelerated vesting of his options as if his service continued for an additional twelve months should there be certain changes in control involving the Company.

                                 PROPOSAL NO. 2

                 AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN

     The stockholders are being asked to approve an amendment to the Clarify Inc. Employee Stock Purchase Plan (the "Purchase Plan") to increase the number of shares issuable thereunder by 500,000 shares. The Purchase Plan was adopted by the Board and approved by the stockholders on September 14, 1995. The share reserve for the Purchase Plan was increased on September 30, 1996 to reflect the stock dividend which was approved by the Board on September 18, 1996. The Board and stockholders approved an amendment to the Purchase Plan on April 9, 1997 and June 11, 1997, respectively, which increased the share reserve by 500,000. The Board approved the amendment to the Purchase Plan, which is the subject of this Proposal No. 2, on March 20, 1998. The Purchase Plan, and the right of participants to make purchases thereunder, is intended to meet the requirements of an "employee stock purchase plan" as defined in Section 423 of the Internal Revenue Code (the "Code").

     The following summary of certain Purchase Plan provisions is qualified, in its entirety, by reference to the Purchase Plan. Copies of the Purchase Plan document may be obtained by a stockholder upon written request to the Secretary of the Company at the executive offices in San Jose, California.

     Purpose. The purpose of the Purchase Plan is to provide employees of the Company and designated parent or subsidiary corporations (collectively, "Participating Companies") an opportunity to participate in the ownership of the Company by purchasing Common Stock of the Company through payroll deductions. The Company is the only Participating Company in the Purchase Plan.

     The Purchase Plan is intended to benefit the Company as well as its stockholders and employees. The Purchase Plan gives employees an opportunity to purchase shares of Common Stock at a favorable price. The Company believes that the stockholders will correspondingly benefit from the increased interest on the part of participating employees in the profitability of the Company. Finally, the Company will benefit from the periodic investments of equity capital provided by participants in the Purchase Plan.

     Administration. The Purchase Plan is administered by the Compensation Committee of the Board (the "Committee"). All costs and expenses incurred in plan administration will be paid by the Company without charge to participants. Cash proceeds received by the Company from payroll deductions under the Purchase Plan generally shall be credited to a non-interest bearing book account.

     Shares and Terms. The stock issuable under the Purchase Plan is the Company's authorized but unissued or reacquired Common Stock. The maximum number of shares of Common Stock that may be issued in the aggregate under the Purchase Plan is 1,870,000, adjusted as described in the "Adjustment" section of this description, including the 500,000 shares which is the subject of this Proposal No. 2. Common Stock subject to a terminated purchase right shall be available for purchase pursuant to purchase rights subsequently granted.

     Adjustments. If any change in the Common Stock occurs (through recapitalization, stock dividend, stock split, combination of shares, exchange of shares, or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration), appropriate adjustments shall be made by the Company to the class and maximum number of shares subject to the Purchase Plan, to the class and maximum number of shares purchasable by each participant on any one purchase date, and the class and number of shares and purchase price per share subject to outstanding purchase rights in order to prevent the dilution or enlargement of benefits thereunder.

     Eligibility. Generally, any employee who has completed thirty (30) days of service and is customarily employed by a Participating Company more than 20 hours per week and for more than five months per calendar year is eligible to participate in the Purchase Plan and may enter an offering period on the start date of any purchase period within such offering period. Approximately 510 employees (including 6 officers) were eligible to participate in the Purchase Plan as of April 6, 1998.

     Offering Periods. The Purchase Plan is implemented by a series of successive offering periods which generally have a duration of twenty-four months; each offering period is comprised of a series of one or more successive purchase periods, which will have a duration of six (6) months. The current offering period commenced on May 1, 1997 and will end on April 30, 1999. The purchase periods during the current offering period ended or will end on October 31, 1997, April 30, 1998, October 30, 1998, and April 30, 1999. The
Committee in its discretion may vary the beginning date and ending date of the offering periods prior to their commencement, provided no offering period shall exceed twenty-four (24) months in length.

     The participant will have a separate purchase right for each offering period in which he or she participates. The purchase right will be granted on the first day of the offering period and will be automatically exercised in successive installments on the last day of each purchase period within the offering period.

     Purchase Price. The purchase price per share under the Purchase Plan is 85% of the lower of (i) the fair market value of a share of Common Stock on the first day of the applicable offering period or, if later, the participant's entry date into the offering period, or (ii) the fair market value of a share of Common Stock on the purchase date. However, if the participant's entry date is not the first day of the applicable offering period, the clause (i) amount will not be less than the fair market value of a share of Common Stock on the start date of such offering period. Generally, the fair market value of the Common Stock on a given date is the closing price of the Common Stock, as reported on the Nasdaq National Market. The market value of the Common Stock as reported on the Nasdaq National Market as of April 6, 1998 was $13.625 per share.

     Limitations. The plan imposes certain limitations upon a participant's rights to acquire Common Stock, including the following:

     1. No purchase right shall be granted to any person who immediately thereafter would own, directly or indirectly, stock or hold outstanding options or rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its parent or subsidiary corporations.

     2. In no event shall a participant be permitted to purchase more than 2,000 shares on any one purchase date.

     3. The right to purchase Common Stock under the Purchase Plan (or any other employee stock purchase plan that the Company or any of its subsidiaries may establish) in an offering intended to qualify under Section 423 of the Code may not accrue at a rate that exceeds $25,000 in fair market value of such Common Stock (determined at the time such purchase right is granted) for any calendar year in which such purchase right is outstanding.

     The purchase right shall be exercisable only by the Participant during the Participant's lifetime and shall not be assignable or transferable by the Participant.

     Payment of Purchase Price; Payroll Deductions. Payment for shares by participants shall be by accumulation of after-tax payroll deductions during the purchase period. The deductions may not exceed 15% of a participant's cash earnings paid during a purchase period, up to $12,500 per purchase period. Earnings for this purpose will include elective pre-tax contributions under a Code Section 125 or 401(k) plan, bonuses, overtime, commissions, profit-sharing distributions and other incentive-type payments but will not include contributions to any deferred compensation plan or welfare benefit program (except a 125 or 401(k) plan).

     The participant will receive a purchase right for each offering period in which he or she participates to purchase up to the number of shares of Common Stock determined by dividing such participant's payroll deductions accumulated prior to the purchase date by the applicable purchase price (subject to the "Limitations" section). Any payroll deductions accumulated in a participant's account that are not sufficient to purchase a full share will be retained in the participant's account for the subsequent purchase period. No interest shall accrue on the payroll deductions of a participant in the Purchase Plan.

     Termination and Change to Payroll Deductions. A purchase right shall terminate at the end of the offering period or earlier if the participant terminates employment for any reason, and then any payroll deductions which the participant may have made with respect to a terminated purchase right will be refunded. A participant may decrease his or her deductions once during a purchase period and may increase the rate of his or her deductions up to 15% of earnings, effective as of the start date of the next purchase period.

     Amendment and Termination. The Purchase Plan shall continue in effect until the earlier of (i) the last business day in October 2005, (ii) the date on which all shares available for issuance under the Purchase Plan shall have been issued or (iii) a Corporate Transaction, unless the Purchase Plan is earlier terminated by the Board in its discretion.

     The Board may at any time alter, amend, suspend or discontinue the Purchase Plan. The approval of the stockholders will be obtained to the extent required by applicable law. Prior to the amendment which is the subject of this Proposal No. 2, the Board could not amend the Purchase Plan without stockholder approval if it would, (i) alter the purchase price formula so as to reduce the purchase price payable for shares under the Purchase Plan, (ii) materially increase the number of shares issuable under the Purchase Plan or the maximum number of shares purchasable per participant, or (iii) materially increase the benefits accruing to participants under the Purchase Plan or materially modify the eligibility requirements.

     In addition, the Company has specifically reserved the right, exercisable in the sole discretion of the Board, to terminate the Purchase Plan immediately following any six-month purchase period. If such right is exercised by the Board, then the Purchase Plan will terminate in its entirety and no further purchase rights will be granted or exercised, and no further payroll deductions shall thereafter be collected under the Purchase Plan. In addition, the Board may terminate an offering period under the Purchase Plan immediately following any six-month purchase period and begin a new offering period. On April 24, 1997, the Compensation Committee terminated the offering period that had begun on November 3, 1995 and was scheduled to end on October 31, 1997 and began a new offering period effective May 1, 1997. As a result, employees participating in the Purchase Plan will be able to purchase Common Stock at a price that will not exceed $8.50 per share on the October 31, 1997, April 30, 1998, October 30, 1998, and April 30, 1999 purchase dates.

     Corporate Transaction. In the event of (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction or (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company in complete liquidation or dissolution of the Company (a "Corporate Transaction"), each purchase right under the Purchase Plan will automatically be exercised immediately before consummation of the Corporate Transaction as if such date were the last purchase date of the offering period. The purchase price per share shall be equal to eighty-five percent (85%) of the lower of (i) the fair market value per share of Common Stock on the start date of the offering period (or on the participant's entry date, if later) or (ii) the fair market value per share of Common Stock immediately prior to the effective date of such Corporate Transaction. However, if the participant's entry date is not the first day of the applicable offering period, the clause (i) amount will not be less than the fair market value of a share of Common Stock on the start date of such offering period. Any payroll deductions not applied to such purchase shall be promptly refunded to the participant.

     The grant of purchase rights under the Purchase Plan will in no way affect the right of the Company to adjust, reclassify, reorganize, or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     Proration of Purchase Rights. If the total number of shares of Common Stock for which purchase rights are to be granted on any date exceeds the number of shares then remaining available under the Purchase Plan, the Committee shall make a pro rata allocation of the shares remaining.

     Federal Income Tax Consequences. The following is a general description of certain federal income tax consequences of the Purchase Plan. This description does not purport to be complete.

     The Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. Under a plan which so qualifies, no taxable income will be reportable by a participant, and no deductions will be allowable to the Company, by reason of the grant or exercise of the purchase rights issued thereunder. A participant will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition.

     A sale or other disposition of the purchased shares will be a disqualifying disposition if made before the later of two years after the start of the offering period in which such shares were acquired or one year after the shares are purchased. If the participant makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the amount by which the fair market value of such shares on the date of purchase exceeded the purchase price, and the participant will be required to satisfy the employment and income tax withholding requirements applicable to such income. In no other instance will the Company be allowed a deduction with respect to the participant's disposition of the purchased shares.

     Any additional gain or loss recognized upon the disposition of the shares will be a capital gain, which will be mid or long-term if the shares have been held for more than one (1) year following the date of purchase under the Purchase Plan.

     The foregoing is only a summary of the federal income taxation consequences to the participant and the Company with respect to the shares purchased under the Purchase Plan. In addition, the summary does not discuss the tax consequences of a participant's death or the income tax laws of any city, state or foreign country in which the participant may reside.

     New Purchase Plan Benefits. Since purchase rights are subject to discretion, including an employee's decision not to participate in the Purchase Plan, awards under the Purchase Plan for the current fiscal year are not determinable. On April 30, 1997 and October 31, 1997, each of the Named Officers purchased the number of shares set forth beside his/her name: Mr. Stamm: 0 and 0; Mr. Fritz: 2,000 and 1,470; Ms. Novitsky: 2,000 and 1,470; Mr. Raynor: 2,000
and 1,150; Mr. Spinner: 2,000 and 1,470; and Mr. Liotta: 2,000 and 1,470. In
addition, each of Ms. Novitsky and Messrs. Raynor and Spinner has the right to purchase a maximum of 2,000 shares of Common Stock at a price that will not exceed $8.50 per share on each of the April 30, 1998, October 30, 1998, and April 30, 1999 purchase dates. Mr. Zingale will have the right to purchase a maximum of 2,000 shares of Common Stock on each of the October 30, 1998 and April 30, 1999 purchase dates.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S PURCHASE PLAN.

                                 PROPOSAL NO. 3

                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

     The Company is asking the stockholders to ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent public accountants for the fiscal year ending December 31, 1998. The affirmative vote of the holders of a majority of shares present or represented by proxy and voting at the Annual Meeting will be required to ratify the appointment of Coopers & Lybrand L.L.P.

     In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company's and its stockholders' best interests.

     Coopers & Lybrand L.L.P. has audited the Company's financial statements for its last eight fiscal years. Its representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF COOPERS & LYBRAND L.L.P. TO SERVE AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with respect to their ownership of the Company's Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a) reports that the Company received from such persons for their 1997 fiscal year transactions in the Common Stock and their Common Stock holdings and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 1997 fiscal year, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its executive officers, Board members and greater than ten-percent stockholders.

                                   FORM 10-K

     THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S FORM 10-K REPORT FOR FISCAL YEAR 1997, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULE AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO CLARIFY INC., 2125 O'NEL DRIVE, SAN JOSE, CALIFORNIA 95131, ATTN: CORPORATE FINANCE.

                 STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Stockholder proposals that are intended to be presented at the 1998 Annual Meeting that are eligible for inclusion in the Company's proxy statement and related proxy materials for that meeting under the applicable rules of the Securities and Exchange Commission must be received by the Company not later than January 5, 1999 in order to be included. Such stockholder proposals should be addressed to Clarify Inc., 2125 O'Nel Drive, San Jose, California 95131,
Attn: Corporate Finance.

                                 OTHER MATTERS

     The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          ZINGALE SIG.
                                          Anthony Zingale
                                          President and Chief Executive Officer

San Jose, California
April 28, 1998

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

     THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

                                  CLARIFY INC.
                  ANNUAL MEETING OF STOCKHOLDERS, JUNE 4, 1998

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                       BOARD OF DIRECTORS OF CLARIFY INC.

The undersigned revokes all previous proxies, acknowledges receipt of the notice of stockholders meeting to be held June 4, 1998 and the proxy statement, and appoints Anthony Zingale the proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Clarify Inc. that the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, 2125 O'Nel Drive, San Jose, California 95131, on Thursday, June 4, 1998 at 10:00 a.m., and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth on the reverse side.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

PLEASE MARK VOTES AS IN THIS EXAMPLE.  [x]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE MATTERS LISTED BELOW. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED BELOW. THIS PROXY WILL BE VOTED FOR PROPOSALS NO. 1, 2, 3 AND 4, IF NO SPECIFICATION IS MADE.

1. Election of all nominees listed below to the Board of Directors to serve until the next Annual Meeting and until their successors have been duly elected and qualified, except as noted (write the names, if any, of nominees for whom you withhold authority to vote).

Nominees: Thomas H. Bredt, Mary Jane Elmore, James L. Patterson, David A. Stamm and Anthony Zingale

For   [ ]               Withheld   [ ]           Abstain   [ ]

For all nominees except as noted above.

2. Proposal to amend the Company's Employee Stock Purchase Plan, including an increase by 500,000 shares to the number of shares available.

For   [ ]               Withheld   [ ]           Abstain   [ ]

3. Proposal to ratify the selection of Coopers & Lybrand L.L.P. as the Company's independent auditors for the fiscal year ending December 31, 1998.

For   [ ]               Withheld   [ ]           Abstain   [ ]

4. Proposal to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   [ ]

Please sign your name exactly as it appears hereon. If acting as attorney, executor, trustee, or in their representative capacity, sign name and title.

Signature:                        Date:
           ---------------------        -----------

Signature:                        Date:
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